UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2003

Applied Materials, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 0-6920

Delaware	94-1655526
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

3050 Bowers Avenue
Santa Clara, CA    95054-3299
(Address of principal executive offices including zip code)

(408) 727-5555
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1    Press Release issued by Applied Materials, Inc. dated May 13, 2003.

Item 9. Regulation FD Disclosure. (Information furnished pursuant to Item 12. Results of Operations of Financial Condition)

On May 13, 2003, Applied Materials, Inc. ("Applied Materials") announced its financial results for the second fiscal quarter ended April 27, 2003. A copy of Applied Materials' press release is attached hereto as Exhibit 99.1.

The information contained herein and in the accompanying exhibit is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" in accordance with interim guidance issued by the Securities and Exchange Commission in Release No.33-8216. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of Applied Materials, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Use of Non-GAAP Financial Information

To supplement the consolidated financial statements prepared under United States Generally Accepted Accounting Priniciples ("GAAP"), Applied Materials uses a pro forma measure of net income that is GAAP net income, adjusted to exclude costs of the 2003 Realignment Plan (the "Plan"). Due to the amount of costs incurred with the Plan, Applied Materials believes that the use of pro forma measure facilitates meaningful comparison with prior periods. Applied Materials believes that pro forma net income reports baseline performance before costs of the Plan. In addition, pro forma net income is the primary indicator management uses to plan and forecast future periods. These measures are not in accordance with, or are an alternative for GAAP, and may be materially different from pro forma methods of accounting and reporting used by other companies. Pro forma net income is computed by adjusting GAAP net income with the impact of restructuring and realignment activities. The presentation of this additional information should not be considered as a substitute for net income prepared in accordance with GAAP. Reconciliations of reported results under GAAP to the pro forma amounts have been included as a supplement to the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Applied Materials, Inc.

By:	/s/ Joseph J. Sweeney

Joseph J. Sweeney
Group Vice President Legal Affairs and Intellectual Property and Corporate Secretary

Dated: May 13, 2003

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 99.1*	Press Release issued by Applied Materials, Inc. dated May 13, 2003.

*    Also provided in PDF format as a courtesy.